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[LITTELFUSE LOGO]                                   N E W S
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                               Littelfuse, Inc.
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                               800 East Northwest Highway  Des Plaines, IL 60016
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NEWS RELEASE                   (847) 824-1188  o  (847) 391-0894 - FAX #
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                                                                    EXHIBIT 99.1

CONTACT: PHIL FRANKLIN,
VICE PRESIDENT, OPERATIONS SUPPORT & CFO  (847) 391-0566


             LITTELFUSE RECEIVES APPROVALS NEEDED TO FULLY INTEGRATE
                              HEINRICH INDUSTRIE AG

         DES PLAINES, ILL., JULY 5, 2005 - Littelfuse, Inc. (Nasdaq/NMS:LFUS) today announced it has received the approvals needed under German securities law to enable it to fully integrate Heinrich Industrie AG into Littelfuse. At their annual meeting on May 12, Heinrich shareholders approved resolutions allowing Littelfuse to combine the two businesses and to start a legal process to purchase the remaining 2.8% of the outstanding Heinrich shares. The resolution allowing Littelfuse to move forward with integration was subsequently registered with the German court.

         "Our strategy in acquiring Heinrich was to add the company's highly respected line of circuit protection products to our portfolio. We also recognized opportunities to take cost out of the Heinrich business and improve its margins, which are currently below those of the Littelfuse base business. We plan to begin integrating the U.S. operations of Heinrich first, and then combine the operations in Europe and Asia," said Gordon Hunter, Chief Executive Officer.

         "While Heinrich has already taken some steps to reduce costs, until now we were unable to combine the operations of the two companies, which is expected to produce significant cost savings. We anticipate that we will begin seeing the benefits of the integration near the end of this year and into 2006," said Hunter.

ABOUT LITTELFUSE

         As the worldwide leader in circuit protection products and solutions with annual sales of $500.2 million in 2004, the Littelfuse portfolio is backed by industry leading technical support, design and manufacturing expertise. Littelfuse products are vital components in virtually every product that uses electrical energy, including automobiles, computers, consumer electronics, handheld devices, industrial


                                     -more-

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equipment, and telecom/datacom circuits. Littelfuse offers Teccor(R), Wickmann,
Pudenz and Efen brand circuit protection products. In addition to its Des Plaines, Illinois, world headquarters, Littelfuse has research and manufacturing facilities in China, England, Germany, Ireland, Mexico, the Philippines and the United States. It also has sales, distribution and engineering facilities in Brazil, China, Germany, Hungary, the Netherlands, Japan, Korea, Taiwan, Hong Kong, Singapore and the U.S.

         For more information, please visit Littelfuse's web site at www.littelfuse.com


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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995.
Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.
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